PDI CONTACT:	INVESTOR CONTACT:
Lisa Ellen	Melody Carey
PDI, Inc.	Rx Communications Group, LLC
(862) 207-7866	(917) 322-2571
lellen@pdi-inc.com, www.pdi-inc.com	Mcarey@RxIR.com

PDI Reports 2011 Third Quarter Financial Results
Management to Host Conference Call Tomorrow,
November 10, 2011 at 8:30AM ET

Parsippany, N.J., November 9, 2011 – PDI, Inc. (Nasdaq: PDII), today reported financial and operational results for the third quarter ended September 30, 2011. Summary financial and operating highlights include:
•	Revenues increased to $37.2 million for the third quarter of 2011 vs. $36.0 million in the third quarter of 2010
•
Consolidated third quarter 2011 operating income from continuing operations of $32,000 vs. $400,000 in the third quarter of 2010; excluding Group DCA operations, earned $200,000 in operating income in the third quarter of 2011

•	Reported positive cash flow from operations of $3.1 million in the first nine months of 2011, cash and equivalents at September 30, 2011 of $65.5 million and no debt
•	Gerald R. Melillo, Jr., pharmaceutical industry veteran, joined PDI as senior vice president of Business Development
•
Announced the 7th consecutive renewal of a seasonal sales services agreement with a Top 10 pharmaceutical company, utilizing PDI’s Shared Sales team. Expected to generate approximately $11 million in revenue from Fall 2011 through Spring 2012, $6 million of which will be realized in 2011

Condensed Summary Statement of Continuing Operations

	3rd Quarter Ended		Nine Months Ended
	September 30,*		September 30,*
$'s in millions except EPS	2011	2010	2011	2010

Revenue, net	$37.2	$36.0	$124.0	$100.0

Gross profit	8.2	8.5	26.1	22.7

Operating expenses:
Compensation expense	4.7	4.5	16.8	13.5
Other SG&A	3.5	3.5	11.5	10.4
Facilities realignment	-	-	-	0.6
Total operating expenses	8.1	8.0	28.3	24.5

Operating income (loss)	$-	$0.4	$(2.2)	$(1.7)

Other (expense) income, net	-	0.1	(0.1)	0.1
Provision (benefit) for income tax	0.2	0.1	(0.7)	0.2
(Loss) income from continuing operations	$(0.2)	$0.4	$(1.6)	$(1.8)
Diluted (loss) income from continuing
operations per share	$(0.01)	$0.03	$(0.11)	$(0.13)
*Unaudited

CEO Comments

“In the third quarter, PDI saw modest consolidated earnings profitability and a substantially increased sales services pipeline of over $500 million,” said Nancy Lurker, chief executive officer of PDI, Inc.  “This increased pipeline is a reflection of the pharmaceutical industry’s continued commitment to outsourcing commercial functions, and we expect this to translate into continued earnings growth for PDI in 2012.  We remain very committed to a disciplined focus on the conversion of the strong pipeline to new business, selectively strengthening management, and continuing our cost containment focus on expenses to allow us to invest in expansion of capabilities to further differentiate our offerings.

“The growth of PDI’s pipeline reflects the pharmaceutical industry’s continued commitment toward realizing greater cost synergies and gaining additional flexibility – and a desire to achieve these goals through more strategic and permanent outsourcing of key functional areas and key brands. As such, we expect this trend to continue.  In addition, as part of the recent increase in pipeline activity and in recognition of the broad range of expertise we provide, increasingly clients are evaluating the purchase of multiple marketing services from us and requesting our input on physician targeting, channel selection and messaging delivery.”

Ms. Lurker continued, “Since the release of our second quarter results, we were pleased to announce the 7th consecutive renewal of a seasonal sales services agreement with a Top 10 pharmaceutical company client. Under the agreement, the initiative is anticipated to generate approximately $11 million in revenue for PDI during the Fall 2011 through Spring 2012 promotional season, $6 million of which will be realized this year. The renewal of this client engagement over so many consecutive seasons speaks volumes about the level of value we provide to our clients.

“We also recently announced that pharmaceutical industry veteran, Gerald R. Melillo, Jr., has joined the company as senior vice president of Business Development, responsible for providing leadership and strategy to help drive PDI’s commercial outsource services and contract sales business. We are delighted to welcome Gerry to the PDI team and look forward to working with him to increase our market share in contract sales.

“We are also gratified by the initial success of our new, wholly-owned subsidiary, Interpace BioPharma. We formed this unit to manage full product commercialization opportunities, such as the previously announced 2 1/2-year, $55 million, fee-for-service agreement to market a treatment for pain associated with osteoarthritis of the knee. We look forward to expanding this new division by solidifying similar agreements and other value-added product commercialization opportunities in the future. To help ensure our growth, we recruited John L. Parsons, Jr., who joined PDI in July as senior vice president and general manager of Interpace. With over 37 years of industry experience, John is a perfect fit to lead this new venture.”

Business Review - Continuing Operations

Group DCA - On November 3, 2010, PDI acquired 100% of the membership interest in Group DCA for approximately $24 million plus potential future payments, based on the achievement of specified revenue and gross profit targets and the success of certain integration activities through 2012. Acquisition accounting rules required the Group DCA assets acquired and liabilities assumed to be recorded at their fair value as of the acquisition date. Acquisition accounting is having, and will continue to have, a significant impact on reported results as discussed in the Group DCA Accounting Impacts section below. The company is presenting the following consolidating reconciliation in order to clearly identify the impact of Group DCA’s operating results on PDI's continuing operations for the third quarter and nine months of 2011.

Reconciliation of Condensed Consolidating Summary of Continuing Operations*
For the Quarter Ended September 30, 2011

$'s in millions	Legacy	Total	Cons.
	PDI**	Group DCA	PDI***

Revenue, net	$33.4	$3.8	$37.2

Gross Profit	6.7	1.5	8.2

Total Operating Expenses	6.4	1.7	8.1

Operating Income (Loss)	$0.2	$(0.2)	$0.0

For the Nine Months Ended September 30, 2011

Revenue, net	$115.2	$8.8	$124.0

Gross Profit	24.0	2.1	26.1

Total Operating Expenses	22.3	6.0	28.3

Operating Income (Loss)	$1.7	$(3.9)	$(2.2)

* Summary reconciles Legacy PDI and Group DCA to GAAP basis financial results (unaudited)
** Legacy PDI excludes Group DCA
*** Consolidated PDI is on a GAAP basis

Revenue - For the third quarter of 2011, revenue of $37.2 million was 4% higher than the third quarter of 2010. The overall increase is the result of Product Commercialization Services revenue and higher Marketing Services revenue.

•
Sales Services segment revenue for the third quarter of 2011 of $29.3 million was 12% lower than the third quarter of 2010.  As anticipated, the carryover of 2010 and 2011 new business wins were more than offset by the non-renewal of contracts.

•
Marketing Services segment revenue for the third quarter of 2011 of $2.4 million was 91% higher than the third quarter of 2010 due to $3.8 million of Group DCA revenue recorded, partially offset by a decrease in Pharmakon revenue, as a result of fewer projects being won and executed.

•
Product Commercialization Services segment revenue for the third quarter of 2011 of $2.9 million is related to services under a new fee-for-service arrangement within the company’s new Interpace BioPharma division. There was no revenue in the third quarter of 2010, as there were no ongoing product commercialization activities during that period.

Gross Profit - For the third quarter of 2011, gross profit of $8.2 million was 4% lower than the third quarter of 2010. The increases driven by the growth in revenues within Marketing Services from the addition of Group DCA and the new fee-for-service arrangement within Product Commercialization were offset by lower sales within Sales Services.

•	Sales Services segment gross profit for the third quarter of 2011 of $5.6 million was 24% lower than the third quarter of 2010 primarily due to lower revenue.

•	Marketing Services segment gross profit for the third quarter of 2011 of $2.1 million was 81% higher due to the inclusion of Group DCA.

•	Product Commercialization Services segment had gross profit for the third quarter of 2011 of $500,000.

Total Operating Expenses - For the third quarter of 2011, total operating expenses were $8.1 million, $100,000 higher than the third quarter of 2010.

In 2011, total operating expenses include Group DCA operating expenses of $1.7 million. Excluding the Group DCA operating expenses, all other total operating expenses for the third quarter of 2011 were $6.4 million compared to $8.1 million for the third quarter of 2010.

Operating Income/Loss - For the third quarter of 2011, the reported operating income from continuing operations was $32,000 compared to the $400,000 operating income in the third quarter of 2010. As reflected on the reconciliation of condensed consolidating summary of continuing operations table above, the 2011 third quarter operating income is comprised of $200,000 of operating profit from Legacy PDI and $200,000 of operating loss from Group DCA.

Liquidity and Cash Flow - Cash and cash equivalents as of September 30, 2011 were $65.5 million, up $2.7 million from year end.

•	The company had positive net cash provided by operations of $3.1 million for the nine months of 2011.

•	As of September 30, 2011, the company's cash equivalents were predominantly invested in U.S. Treasury money market funds, and the company had no commercial debt.

Outlook – 2011 and 2012

Based on the company’s view of current and expected market conditions and current assumptions, including: 1) sustained long-term growth of the CSO industry, 2) PDI’s ability to continue to win an increasing amount of new business and/or expand its existing business, and 3) tight control of ongoing expenses while investing in the expansion of PDI’s capabilities, among others, management is providing the following financial guidance:

Full year 2011: The company expects annual revenues for 2011 to be in the range of $164 to  $166 million. Cash flow from operations should be positive and Adjusted EBITDA should be in the range of $1 to $2 million.

Full year 2012: The company expects annual revenues for 2012 to increase by about 20% over annual revenues for 2011, resulting in improved gross profit margins and reduced SG&A margins as a percentage of revenue compared to full year 2011. The company expects to achieve profitability at the operating income level, with positive cash flow from operations and Adjusted EBITDA of approximately $9 million.

Non-GAAP Financial Measures
In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, PDI has provided certain non-GAAP financial measures to help evaluate the results of its performance. These non-GAAP financial measures are related to the impact of the Group DCA operating results. The company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing the company’s ongoing business and operating performance. The company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the company’s financial results in the way that management views financial results. A table included with this press release includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

The company also presents Adjusted EBITDA on a forward-looking basis as part of its Outlook for 2011 and 2012.  The company is unable to present a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure because management cannot predict, with sufficient reliability, operating income and other potential non-cash expenses.

Adjusted EBITDA is a metric used by management to measure liquidity.  Adjusted EBITDA is defined as operating income (loss), plus depreciation and amortization, non-cash stock-based compensation, and other non-cash expenses.

Conference Call

As previously announced, PDI will hold a conference call tomorrow, Thursday, November 10, 2011 to discuss financial and operational results of the third quarter ended September 30, 2011 as follows:

Time: 8:30 AM (ET)
Dial-in numbers: (866) 644-4654 (U.S. and Canada) or (706) 643-1203

Conference ID#: 18424722

Live webcast: www.pdi-inc.com, under "Investor Relations"

The teleconference replay will be available two hours after completion through November 14, 2011 at (800) 585-8367 (U.S. and Canada) or (404) 537-3406. The replay pass code is 18424722. The archived web cast will be available for one year.

About PDI, Inc.
PDI is a leading health care commercialization company providing superior insight-driven, integrated multi-channel message delivery to established and emerging health care companies. The company is dedicated to enhancing engagement with health care practitioners and optimizing commercial investments for its clients by providing strategic flexibility, full product commercialization services, innovative multi-channel promotional solutions, and sales and marketing expertise. For more information, please visit the company's website at http://www.pdi-inc.com.

Forward-Looking Statements
This press release contains forward-looking statements regarding future events and financial performance. These statements are based on current expectations and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. These statements also involve known and unknown risks, uncertainties and other factors that may cause PDI's actual results to be materially different from those expressed or implied by any forward-looking statement. For example, with respect to statements regarding projections of future revenues, growth and profitability, actual results may differ materially from those set forth in this release based on the loss, early termination or significant reduction of any of our existing service contracts, the failure to meet performance goals in PDI's incentive-based arrangements with customers or the inability to secure additional business. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation, PDI's Annual Report on Form 10-K for the year ended December 31, 2010, and PDI's subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

(Tables to Follow)

PDI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenue, net	$37,246	$35,972	$123,974	$99,952
Cost of services	29,073	27,489	97,828	77,209
Gross profit	8,173	8,483	26,146	22,743

Compensation expense	4,646	4,518	16,818	13,481
Other selling, general and administrative expenses	3,495	3,545	11,488	10,410
Facilities realignment	-	-	-	583
Total operating expenses	8,141	8,063	28,306	24,474
Operating income (loss)	32	420	(2,160)	(1,731)
Other (expense) income, net	(40)	58	(123)	133
(Loss) income from continuing operations before
income tax	(8)	478	(2,283)	(1,598)
Provision (benefit) for income tax	183	71	(672)	208
(Loss) income from continuing operations	(191)	407	(1,611)	(1,806)
Loss from discontinued operations, net of tax	(11)	(2,081)	(37)	(2,457)

Net loss	$(202)	$(1,674)	$(1,648)	$(4,263)

Basic (loss) income per share of common stock:
From continuing operations	$(0.01)	$0.03	$(0.11)	$(0.13)
From discontinued operations	-	(0.15)	-	(0.17)
Net loss per basic share of common stock	$(0.01)	$(0.12)	$(0.11)	$(0.30)

Diluted (loss) income per share of common stock:
From continuing operations	$(0.01)	$0.03	$(0.11)	$(0.13)
From discontinued operations	-	(0.14)	-	(0.17)
Net loss per diluted share of common stock	$(0.01)	$(0.11)	$(0.11)	$(0.30)

Weighted average number of common shares and
common share equivalents outstanding:
Basic	14,479	14,325	14,417	14,291
Diluted	14,479	14,661	14,417	14,291

Segment Data (Unaudited)
($ in thousands)

	Sales	Marketing	PC
	Services	Services	Services*	Consolidated
Three months ended September 30, 2011:
Revenue, net	$29,267	$5,129	$2,850	$37,246
Gross profit	$5,574	$2,073	$526	$8,173
Gross profit %	19.0%	40.4%	18.5%	21.9%
Three months ended September 30, 2010:
Revenue, net	$33,292	$2,680	$-	$35,972
Gross profit	$7,337	$1,146	$-	$8,483
Gross profit %	22.0%	42.8%	-	23.6%

Nine months ended September 30, 2011:
Revenue, net	$106,207	$14,233	$3,534	$123,974
Gross profit	$20,713	$4,623	$810	$26,146
Gross profit %	19.5%	32.5%	22.9%	21.1%

Nine months ended September 30, 2010:
Revenue, net	$91,937	$8,015	$-	$99,952
Gross profit	$19,483	$3,260	$-	$22,743
Gross profit %	21.2%	40.7%	-	22.8%

* Product Commercialization (PC) Services

Selected Balance Sheet Data (Unaudited)
(in thousands)
	September 30,	December 31,
	2011	2010

Cash and cash equivalents	$65,451	$62,711

Total current assets	$82,849	$80,652
Total current liabilities	45,147	43,328
Working capital	$37,702	$37,324

Total assets	$124,212	$124,389
Total liabilities	$54,671	$54,876
Total stockholders' equity	$69,541	$69,513

Selected Cash Flow Data (Unaudited)
(in thousands)
	September 30,
	2011	2010

Net loss	$(1,648)	$(4,263)
Non-cash items:
Depreciation and amortization	2,352	1,137
Stock-based compensation	1,683	1,111
Other	77	720
Net change in assets and liabilities	621	13,760
Net cash provided by operations	$3,085	$12,465

Change in cash and cash equivalents	$2,740	$10,892